THIS SHARE PURCHASE AGREEMENT (THE "AGREEMENT") RELATES INTER ALIA TO THE TRANSFER OF SECURITIES IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S ("REGULATION S") UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").

NONE OF THE SECURITIES TO WHICH THIS AGREEMENT RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

SHARE PURCHASE AGREEMENT

THIS AGREEMENT made effective as of the 20th day of March, 2009,

AMONG:

CROWN OIL AND GAS INC., a corporation organized under the laws of the State of Nevada, having an office at 400-225 West Magnolia Street, Bellingham, Washington, USA 98225

("Crown USA")

AND:

LANGFORD WORLDWIDE CORP., a corporation organized under the laws of the British Virgin Islands, having an office at Trident Chambers, P.O. Box 146, Road Town, Tortola, British Virgin Islands

("Langford")

AND:

BOSHOFF HOLDINGS LTD., a corporation organized under the laws of the British Virgin Islands, having an office at Trident Chambers, P.O. Box 146, Road Town, Tortola, British Virgin Islands

(the "Vendor")

WHEREAS:

A.

Langford’s indirect, wholly-owned, Russian subsidiaries hold oil and natural gas exploration and development licences for properties located in the Saratov region of the Volga-Urals oil province in Russia;

B.	The Vendor is the sole registered shareholder of Langford;

C.

Pursuant to the agreement set out in a letter of intent dated January 17, 2008, as amended by a further letter of intent dated March 18, 2008, the Vendor desires to sell, and Crown USA desires to purchase, all of the issued and outstanding shares of Langford on the terms and subject to the conditions hereinafter set out; and

D.	At the completion of the said share purchase, Langford will be a wholly-owned subsidiary of Crown USA.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto), the parties hereto covenant and agree as follows:

ARTICLE 1
INTERPRETATION

1.1 Definitions. For the purpose of this Agreement, the recitals and the Schedules to this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

(a)	"Affiliate" has the meaning ascribed thereto in Regulation C under the Securities Act;

(b)	"Agreement" means this Agreement, and all the exhibits, schedules and other documents attached to this Agreement, and all amendments and supplements, if any, to this Agreement;

(c)

"Annual Financial Statements" means the annual audited consolidated financial statements of Langford for the fiscal year ended December 31, 2007, including the notes thereto and the report of the auditors thereon, as applicable; or the annual audited consolidated financial statements of Crown USA for the fiscal year ended December 31, 2007, including the notes thereto and the report of the auditors thereon, as applicable;

(d)	"Applicable Securities Legislation" means all applicable securities legislation in all jurisdictions relevant to the issuance of the Crown USA Shares to the Vendor;

(e)

"Artstroy" means Artstroy-XXI LLC, a limited liability company organized under the laws of the Russian Federation (Main State Registration Number (OGRN): 1026402193400), having an office at 410017 Saratov, Russia;

(f)	"Associate" has the meaning ascribed thereto in Regulation C under the Securities Act;

(g)

"Attik" means Attik LLC, a limited liability company organized under the laws of the Russian Federation (Main State Registration Number (OGRN): 1056405024081), having an office at 410017 Saratov, Russia;

(h)

"Attik-Neft" means Attik-Neft LLC, a limited liability company organized under the laws of the Russian Federation (Main State Registration Number (OGRN): 1056405039954), having an office at 410017 Saratov, Russia;

(i)

"Bandberg" means Bandberg Holdings Ltd., a company organized under the laws of Cyprus, having an office at Theklas Lysioti, 29 Cassandra Centre, 2nd Floor, Flat/Office 201, 202, P.C. 3030, Limassol, Cyprus;

(j)

"Business" means the business and operations currently and heretofore carried on by the Subsidiaries consisting of the exploration and development of oil and gas resources primarily in the Russian Federation;

(k)

"Business Day" means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of Nevada are authorized or required by law or other government action to close;

(l)

"Closing" means the completion of the Transaction in accordance with Article 9 hereof, at which time the Closing Documents will be exchanged by the parties, except for those documents or other items specifically required to be exchanged at a later time;

(m)	"Closing Date" means March 31, 2009, or such other date as may be mutually agreed upon by Crown USA and Langford;

(n)	"Closing Documents" means the papers, instruments and documents required to be executed and delivered at the Closing pursuant to this Agreement;

(o)	"Code" means the Internal Revenue Code of 1986 (United States);

(p)	"Contract" means any agreement, indenture, contract, lease, deed of trust, licence, option, instrument or other commitment, whether written or oral;

(q)

"Covenlina" means Covenlina Holdings Ltd., a corporation organized under the laws of Cyprus, having an office at Theklas Lysioti, 29 Cassandra Centre, 2nd Floor, Flat/Office 201, 202, P.C. 3030, Limassol, Cyprus;

(r)

"Crown Russia" means Crown Oil & Gas LLC, a corporation organized under the laws of the Russian Federation, having an office at 125493, Flotskaya 5, Building A, Moscow, Russia, which corporation is the legal and beneficial holder of all of the issued and outstanding shares in the capital of each of Attik and Artstroy;

(s)	"Crown USA" means Crown Oil and Gas Inc., a corporation organized under the laws of the State of Nevada, whose common shares are traded on the OTC Bulletin Board and which is an Exchange Act filer;

(t)	"Crown USA Shares" means those 5,000,000 fully paid and non-assessable common shares of Crown USA to be issued to the Vendor in exchange for the Langford Shares on the Closing Date;

(u)

"Encumbrance" means any encumbrance of any kind whatsoever and includes, without limitation, a lien, charge, hypothec, pledge, assignment, mortgage, title retention agreement, security interest of any nature, trust or deemed trust, adverse claim, exception, reservation, easement, restrictive covenant, right of way, restriction, right of occupation, any matter capable of registration against title, option, right of pre-emption, privilege or any Contract to create any of the foregoing;

(v)	"Exchange Act" means the Securities Exchange Act of 1934 (United States), as amended from time to time;

(w)	"Financial Statements" means the Annual Financial Statements and the Interim Financial Statements;

(x)	"GAAP" means generally accepted accounting principles in accordance with International Accounting Standards;

(y)

"Intellectual Property" means all trade marks, trade names, business names, patents, inventions, know-how, copyrights, service marks, brand names, industrial designs, websites, URL addresses, email addresses and all other industrial or intellectual property owned or used by Langford or any of the Subsidiaries in carrying on the Business and all applications therefore and all goodwill connected therewith, including, without limitation, all licences, registered user agreements and all like rights used by or granted to either of Langford or any of the Subsidiaries in connection with the Business and all right to register or otherwise apply for the protection on any of the foregoing;

(z)	"Interim Financial Statements" means the interim unaudited consolidated financial statements of the referenced entities for the periods subsequent to the Annual Financial Statements;

(aa)

"Kikinsko-Gusikhinsky Licence" means mineral licence no. CPT00949HP (SRT00949NR) with the right to conduct detailed prospecting and to produce hydrocarbons from the "Kikinsko-Gusikhinsky Licensed Area", which licence was granted to Artstroy on May 5, 2005 by the Saratov Regional Authority for Subsoil Use of the Russian Federal Agency for Subsoil Use and which licence is valid until May 4, 2030;

(bb)

"Krasnoarmeisky-2 Licence" means mineral licence no. CPT01152HP (SRT01152NR) with the right to conduct detailed prospecting and to produce hydrocarbons from the "Krasnoarmeisky-2 Licensed Area", which licence was granted to Attik-Neft on August 20, 2007 by the Saratov Regional Authority for Subsoil Use and which licence is valid until August 19, 2032;

(cc)

"Langford" means Langford Worldwide Corp., a corporation organized under the laws of the British Virgin Islands, that holds all of the issues and outstanding shares in the capital of each of Bandberg and Covenlina;

(dd)	"Langford Shares" means those 50,000 fully paid and non-assessable common shares of Langford held by the Vendor, being all of the issued and outstanding common shares of Langford;

(ee)	"Letter Agreement" means the letter of intent between Crown USA and Langford dated March 18, 2008;

(ff)

"Liabilities" includes, any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted choate or inchoate, liquidated or unliquidated, secured or unsecured;

(gg)

"Losses", in respect of any matter, means all claims, demands, proceedings, losses, damages, Liabilities, deficiencies, costs and expenses (including, without limitation, all legal and other professional fees and disbursements, interest, penalties and amounts paid in settlements) arising directly or indirectly as a consequence of such matter;

(hh)	"Mineral Licences" means, collectively, the Tereshkinsky Licence, the Kikinsko- Gusikhinsky Licence and the Krasnoarmeisky-2 Licence;

(ii)	"Permitted Encumbrances" means:

	(i)	liens for taxes, assessments and governmental charges due and being contested in good faith and diligently by appropriate proceedings (and for the payment of which adequate provision has been made);

	(ii)	liens for taxes either not due and payable or due, but for which notice of assessment has not been given; and

(iii)

undetermined or inchoate liens, charges and privileges incidental to current construction or current operations and statutory liens, charges, adverse claims, security interests or encumbrances of any nature whatsoever claimed or held by any governmental authority that have not at the time been filed or registered against the title to the asset or served upon Langford or any of the Subsidiaries or Crown USA, as the case may be, pursuant to law or that relate to obligations not due or delinquent;

(jj)

"Promissory Note" means a promissory note evidencing a debt in the amount of $300,000 together with interest computed thereon at the rate of 10% per annum, calculated monthly, payable to the Vendor within six (6) months of the Closing Date;

(kk)	"Purchase Price" has the meaning ascribed thereto in Section 2.2 hereof;

(ll)	"Publicly Disclosed by Crown USA" means information disclosed by Crown USA in public filings made by it with the SEC or otherwise disclosed through a publicly disseminated news release;

(mm)	"Regulation S" means Regulation S under the Securities Act;

(nn)

"RosEuroNeft" means RosEuroNeft LLC, a limited liability company organized under the laws of the Russian Federation (Main State Registration Number (OGRN): 1077760011064), having an office at 125493, Flotskaya 5, Building A, Moscow, Russia;

(oo)	"Securities Act" means the Securities Act of 1933 (United States), as amended from time to time;

(pp)

"Subsidiaries" means the direct or indirect, wholly-owned subsidiaries of Langford, collectively, Bandberg, Covenlina, Crown Russia, RosEuroNeft, Attik, Artrstroy and Attik-Neft, a corporate organizational chart of the Langford group is set out in Schedule 1.1(pp) attached hereto;

(qq)	"SEC" means the United States Securities and Exchange Commission;

(rr)

"Tereshkinsky Licence" means mineral licence no. CPT01000HP (SRT01000NR) with the right to conduct detailed geological prospecting and to produce hydrocarbons from the "Tereshkinsky Licensed Area", which licence was granted to Attik on September 5, 2005 by the Saratov Regional Authority for Subsoil Use and which licence is valid until September 4, 2030;

(ss)	"Transaction" means the purchase of the Langford Shares for the Purchase Price as described in Section 2.1 of this Agreement;

(tt)	"U.S. Person" has the meaning ascribed thereto in Regulation S under the Securities Act; and

(uu)	"Vendor" means Boshoff Holdings Ltd., a corporation organized under the laws of the British Virgin Islands, that is the sole shareholder of Langford.

1.2 Schedules. The following schedules are attached to and form part of this Agreement:

Schedule 1.1(pp)	-	Langford Organizational Chart
Schedule 2.3	-	Certificate of Non-U.S. Shareholder
Schedule 3.1(o)	-	Mineral Licences
Schedule 3.1(q)(ii)	-	Employment Agreements
Schedule 3.1(q)(x)	-	Licences
Schedule 3.1(r)	-	Permits
Schedule 3.1(s)	-	Consents and Approvals
Schedule 3.1(aa)	-	Non-Arm’s Length Transactions

1.3 Sections and Headings. The division of this Agreement into sections and the insertion of headings are for convenience of reference only and shall not affect the interpretation of this Agreement. Unless otherwise indicated, any reference in this Agreement to a section or a Schedule refers to the specified section of or Schedule to this Agreement.

1.4 Number, Gender and Persons. In this Agreement, words importing the singular number only shall include the plural and vice versa, words importing gender shall include all genders and words importing persons shall include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities.

1.5 Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not impair or affect the validity, legality or enforceability of the remaining provisions hereof, and each provision is hereby declared to be separate, severable and distinct.

1.6 Successors and Assigns. This Agreement shall enure to the benefit of and shall be binding on and enforceable by the parties hereto and, where the context so permits, their respective successors and permitted assigns. No party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other parties.

1.7 Amendment and Waivers. No amendment or waiver of any provision of this Agreement shall be binding on any party hereto unless consented to in writing by such party. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, nor shall any waiver constitute a continuing waiver unless otherwise expressly provided.

1.8 Knowledge. The expression "to their knowledge" or "knowledge of" in relation to the representations and warranties made in Article 3 and Article 4 hereof, as applicable, means to the knowledge of the person making such representation and warranty after reasonable inquiry.

1.9 Disclosure. References to a matter being disclosed in a Schedule hereto or Publicly Disclosed by Crown USA mean that a reasonable person would become aware of the matter in question by reading the representation and warranty in question and the applicable Schedule hereto or Publicly Disclosed by Crown USA, and disclosure of any matters in a Schedule hereto or Publicly Disclosed by Crown USA against one representation and warranty shall constitute disclosure of such matters for the purposes of all the representations and warranties in this Agreement.

1.10 Currency. Unless otherwise indicated, all dollar amounts referred to in this Agreement are expressed in United States funds.

1.11 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as herein provided.

1.12 Time of Essence. Time shall be of the essence of this Agreement.

1.13 Applicable Law. This Agreement shall be constructed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the State of Nevada and the federal laws of the United States applicable therein without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the laws of the State of Nevada and the federal laws of the United States applicable therein, and each party hereby irrevocably and unconditionally submits and attorns to the exclusive jurisdiction of the courts of such province and all courts competent to hear appeals therefrom.

ARTICLE 2
PURCHASE OF SHARES

2.1 Purchase of Shares. Subject to the terms and conditions of this Agreement, the Vendor does hereby covenant and agree to sell, assign and transfer to Crown USA, and Crown USA does hereby covenant and agree to purchase from the Vendor all of the Langford Shares held by the Vendor.

2.2 Purchase Price: The purchase price payable by Crown USA to the Vendor for the Langford Shares (the "Purchase Price") will be $11,900,000 and will be paid in full by the:

(a)	forgiveness of debt in the amount of $6,600,000 owed by Bandberg and Covenlina to Crown USA;

(b)	the issuance of the Promissory Note to the Vendor; and

(c)

allotment and issuance of the Crown USA Shares to the Vendor. The Vendor acknowledges and agrees that the Crown USA Shares are being issued pursuant to a safe harbour from the prospectus and registration requirements of the Securities Act. The Vendor agrees to abide by all applicable resale restrictions and hold periods imposed by the Applicable Securities Legislation.

2.3 Non-U.S. Persons. The certificate representing the Crown USA Shares issued on Closing to the Vendor will be endorsed with a restrictive legend substantially in the same form set out below pursuant to the provisions of the Securities Act in order to reflect the fact that the Crown USA

Shares are restricted securities and will be issued to the Vendor pursuant to a safe harbor from the registration requirements of the Securities Act:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

The Vendor is a non-U.S. Person and hereby agrees to complete and execute a Certificate of Non-U.S. Selling Shareholder in substantially the form set out in Schedule 2.3 attached hereto. The Vendor agrees that the representations set out in the said certificate, as executed by the Vendor will be true and correct as of the Closing Date.

2.4 Restricted Shares. The Vendor acknowledges that the Crown USA Shares issued pursuant to the terms and conditions set forth in this Agreement will have such hold periods as are required under Applicable Securities Legislation and as a result may not be sold, transferred or otherwise disposed of, except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in each case only in accordance with all Applicable Securities Legislation. The Vendor agrees that it has been given an opportunity to seek and obtain independent legal advice as to the resale restrictions applicable in its jurisdiction of residence, and under U.S. or other Applicable Securities Legislation generally. Crown USA has not undertaken, and will have no obligation, to register any of the Crown USA Shares under the Securities Act.

2.5 Exemptions. The Vendor acknowledges that Crown USA has advised the Vendor that Crown USA is relying on an exemption from the prospectus and registration requirements of the Applicable Securities Legislation, and, as a consequence, the Vendor will not be entitled to certain protections, rights and remedies available under Applicable Securities Legislation, including statutory rights of rescission or damages, and the Vendor will not receive information that would otherwise be required to be provided to the Vendor pursuant to Applicable Securities Legislation.

2.6 Assumption of Loans. Crown USA hereby acknowledges and agrees to assume the obligation for the repayment of the principal and interest accrued thereon in respect of certain loans made to Crown Russia on or about May 16, 2007 in the aggregate amount of $2.6 million.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE VENDOR
AND LANGFORD

3.1 Each of the Vendor and Langford represents and warrants as follows, and acknowledges that Crown USA is relying on the accuracy and completeness of each of such representations and warranties in connection with the Transaction:

(a)

Organization and Good Standing. Langford is duly incorporated, organized, validly subsisting and in good standing under the laws of the British Virgin Islands and has the corporate power to own or lease its property, to carry on the Business as now being conducted by it, to enter into this Agreement and perform its obligations hereunder, and is duly qualified as a corporation to do business in each jurisdiction in which the nature of the Business or the property and assets owned or leased by it makes such qualification necessary. Each of the Subsidiaries is duly incorporated, organized, validly subsisting and in good standing under the laws of Cyprus or the Russian Federation, as applicable, and has the corporate power to own or lease its property, to carry on the Business as now being conducted by it and is duly qualified as a corporation to do business in each jurisdiction in which the nature of the Business or the property and assets owned or leased by it makes such qualification necessary.

(b)

Authorization. Langford has the capacity and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by Langford and is a legal, valid and binding obligation of Langford, enforceable against Langford by Crown USA in accordance with its terms, except where such enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and subject to equitable remedies that may be granted in the discretion of a court of competent jurisdiction.

(c)	Issued Capital:

(i)	Langford has issued and paid up share capital of $50,000, consisting of 50,000 shares which have been duly issued and are outstanding as fully-paid and non- assessable.

(ii)	Bandberg has issued and paid up share capital of $7,100 consisting of 5,000 shares, which have been duly issued and are outstanding as fully-paid and non- assessable.

(iii)	Covenlina has issued and paid up share capital of $7,000, consisting of 5,000 shares, which have been duly issued and are outstanding as fully-paid and non- assessable.

(iv)	As of March 12, 2009, Crown Russia has issued and paid up share capital of $1,241,900, consisting of two (2) parts, which have been duly issued and are outstanding as fully-paid and non-assessable.

(v)	As of March 12, 2009, RosEuroNeft has issued and paid up share capital of $312,896, consisting of two (2) parts, which have been duly issued and are outstanding as fully-paid and non-assessable.

(vi)	As of March 12, 2009, Attik has issued and paid up share capital of $762,037, consisting of one (1) part, which has been duly issued and is outstanding as fully- paid and non-assessable.

(vii)	As of March 12, 2009, Attik-Neft has issued and paid up share capital of $768,872, consisting of one (1) part, which has been duly issued and is outstanding as fully-paid and non-assessable.

(viii)	As of March 12, 2009, Artstroy has issued and paid up share capital of $1,239,022, consisting of one (1) part, which have been duly issued and are outstanding as fully-paid and non-assessable.

(d)	Ownership of Shares.

(i)

The Vendor is the sole registered owner of the Langford Shares, with good and marketable title thereto, free and clear of all Encumbrances, and all such shares are validly issued as fully paid and non-assessable shares and the Vendor is entitled to sell and transfer the Langford Shares to Crown USA. Without limiting the generality of the foregoing, none of the Langford Shares held by the Vendor are subject to any voting trust, shareholder agreement or voting agreement and, upon completion of the transactions contemplated by this Agreement, all such shares shall be owned by Crown USA as the sole legal and beneficial owner, with a good and marketable title thereto, free and clear of all Encumbrances.

(ii)

Langford is the sole legal and beneficial holder of the issued and outstanding shares in the capital of Bandberg and Covenlina. Bandberg and Covenlina are the legal and beneficial holders of 49% and 51%, respectively, of the issued and outstanding shares in the capital of Crown Russia and RosEuroNeft with good and marketable title thereto free and clear of all Encumbrances, and all such shares are validly issued as fully paid and non-assessable.

(iii)

Crown Russia is the legal and beneficial holder of 100% of the issued and outstanding shares in the capital of each of Attik and Artstroy, with good and marketable title thereto free and clear of all Encumbrances, and all such shares are validly issued as fully paid and non-assessable. RosEuroNeft is the legal and beneficial holder of 100% of the issued and outstanding shares in the capital of Attik-Neft, with good and marketable title thereto free and clear of all Encumbrances, and all such shares are validly issued as fully paid and non- assessable.

(e)

No Other Agreements to Purchase. No person, firm or corporation other than Crown USA has any written or oral agreement, arrangement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, arrangement or option for the purchase or acquisition from the Vendor of any of the Langford Shares, or for the purchase, acquisition or lease from any of the Subsidiaries of any material part of the property or assets of any of the Subsidiaries or the Business.

(f)

Options. No person, firm or corporation has any agreement, arrangement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, arrangement or option, including convertible securities, warrants or convertible obligations of any nature, for the purchase, subscription, allotment or issuance of any unissued shares or other securities of Langford or any of the Subsidiaries. Langford does not directly or indirectly have any agreement, arrangement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, arrangement or option, including convertible securities, warrants or convertible obligations of any nature, for the purchase, subscription, allotment or issuance of any unissued shares or other securities of any of the Subsidiaries.

(g)

Subsidiaries. Except as otherwise disclosed in this Agreement, neither Langford nor any of the Subsidiaries own nor have any agreement of any nature to acquire, directly or indirectly, any shares in the capital of or other equity or proprietary interests in any person, firm or corporation, and neither Langford nor any of the Subsidiaries has any agreement to acquire or lease any property, assets or other business operations from any person, firm or corporation.

(h)

No Other Interest of Vendor. Except as described herein, the Vendor has no interest, legal or beneficial, direct or indirect, in any shares of, options to acquire shares of, or the property and assets of any of the Subsidiaries or the Business.

(i)	No Other Business. Neither Langford nor any of the Subsidiaries carry on business, and do not have any interest in any property or assets, other than the Business.

(j)

No Other Indebtedness. Neither Langford nor any of the Subsidiaries has indebtedness or liability, direct or indirect, absolute or contingent, matured or unmatured other than any indebtedness or liability incurred in the ordinary course of business, which indebtedness or liability shall not exceed $11,000,000.

(k)

Restrictions on Doing Business. Neither Langford nor any of the Subsidiaries is subject to any legislation, rule or regulation or any judgment, order or requirement of any authority which is not of general application to persons carrying on business similar to the Business. There are no facts or circumstances which could have a materially adverse effect on the ability of any of the Subsidiaries to continue to operate the Business as presently conducted following the Closing Date.

(l)	No Violation. The execution and delivery of this Agreement by Langford and the consummation of the Transaction shall not result in either:

(i)	the breach or violation of any of the provisions of, or constitute a default under, or conflict with or cause the acceleration of any obligations of Langford or any of the Subsidiaries under:

	A.	any Contract to which Langford or any of the Subsidiaries is a party or by which any of their properties are bound;

	B.	any provision of the constituting documents, by-laws or resolutions of the board of directors (or any committee thereof) or shareholder of Langford or any of the Subsidiaries;

	C.	any judgment, decree, order or award of any court, governmental body or arbitrators having jurisdiction over Langford or any of the Subsidiaries;

D.

any licence, permit, approval, consent or authorization held by Langford or any of the Subsidiaries or necessary to the ownership of the Langford Shares or the property or assets of Langford or any of the Subsidiaries or the operation of the Business; and

E.	any applicable law, statute, ordinance, regulation or rule;

(ii)	the creation or imposition of any Encumbrance on any of the Langford Shares;

(iii)	the creation or imposition of any Encumbrance on any of the property or assets of Langford or any of the Subsidiaries; or

(iv)

any person, firm or corporation having the right or privilege (whether by law, pre-emptive or contractual) to terminate or cancel, or amend, modify or change, in any way which is adverse to Langford or any of the Subsidiaries, the terms or conditions of any Contract, or result in any acceleration of any right or obligation, or in the loss of any benefit, right or privilege, of Langford or any of the Subsidiaries under any Contract.

(m)

Business of the Subsidiaries. The Business is the only business operation carried on by the Subsidiaries, and the property and assets owned or leased by the Subsidiaries are sufficient to carry on the Business. All of the property and assets owned and used by the Subsidiaries are in good operating condition and are in a state of good repair and maintenance, subject to wear and tear in the ordinary course.

(n)

Title to Personal and Other Property. The property and assets of the Subsidiaries, including, without limitation, the Mineral Licences, are owned legally and beneficially by the Subsidiaries, as applicable, as the legal and beneficial owner thereof with good and marketable title thereto, free and clear of all Encumbrances, other than the Permitted Encumbrances.

(o)	Description of Mineral Licenses. Schedule 3.1(o) attached hereto sets out a description of the Mineral Licences.

(p)

Accounts Receivable. All accounts receivable, book debts and other debts due or accruing to Langford or any of the Subsidiaries are bona fide, valid and subsisting claims of Langford or the Subsidiaries and, subject to an allowance for doubtful accounts that has been reflected on the books of Langford or any of the Subsidiaries, as applicable, in accordance with GAAP, are collectible without set-off or counterclaim.

(q)

Agreements and Commitments. Neither Langford nor any of the Subsidiaries is a party to or bound by any Contract relating to the property, assets, business or operations of Langford or the Subsidiaries, as applicable, including, without limiting the generality of the foregoing:

(i)	any continuing Contract for the purchase of materials, supplies, equipment or services in excess of in aggregate $9,000,000 in respect of all such Contracts;

(ii)	any employment or consulting Contract or any other written Contract with any officer, employee or consultant of Langford or any of the Subsidiaries, except as previously disclosed to Crown USA or as set out in Schedule 3.1(q)(ii) attached hereto;

(iii)

medical, dental, hospitalization, or health insurance or similar plan or agreement providing benefits to any current or former. director, officer, employee or consultant of Langford or any of the Subsidiaries;

(iv)

any trust indenture, mortgage, promissory note, loan agreement, guarantee or other Contract for the borrowing of money or a leasing transaction of the type required to be capitalized in accordance with GAAP, except as previously disclosed to Crown USA;

(v)	any commitment for charitable contributions;

(vi)	any Contract for capital expenditures in excess of in the aggregate $8,850,000;

(vii)	any Contract for the sale of any assets of Langford or any of the Subsidiaries, other than sales of inventory to customers in the ordinary course of business consistent with past practice;

(viii)	any Contract pursuant to which Langford or any of the Subsidiaries is a lessor of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property;

(ix)

any confidentiality or non-disclosure Contract (whether Langford or any of the Subsidiaries is a beneficiary or obligor thereunder) relating to any proprietary or confidential information or any non-competition or similar Contract;

(x)	any licence, franchise or other agreement that relates in whole or in part to any Intellectual Property, except as set out in Schedule 3.1(q)(x) attached hereto;

(xi)

any agreement of guarantee, support, indemnification, assumption or endorsement of, or any other similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other person (except for cheques endorsed for collection); or

(xii)	any Contract entered into by Langford or any of the Subsidiaries other than in the ordinary course of business consistent with past practice.

Langford and each of the Subsidiaries has performed all of the obligations required to be performed by it and is entitled to all benefits under, and is not in default or alleged to be in default in respect of, any Contract relating to the Business to which it is a party or by which it is or its property or assets are bound; all such Contracts are in good standing and in full force and effect, and no event, condition or occurrence exists that, after notice or lapse of time or both, would constitute a default under any of the foregoing.

(r)

Compliance with Laws; Governmental Authorization. Langford and each of the Subsidiaries have complied with all laws, statutes, ordinances, regulations, rules, judgments, decrees or orders applicable to the Business, Langford or each the Subsidiaries or its property or assets (the "Permits"), a description of which Permits is set out in Schedule 3.1(r) attached hereto. Each Permit is valid, subsisting and in good standing and neither Langford nor any of the Subsidiaries, as applicable, is in any material default or breach of any Permit and no proceeding is pending or threatened to revoke or limit any Permit.

(s)

Consents and Approvals. Except as set out in Schedule 3.1(s) attached hereto, there is no requirement to make any filing with, give any notice to or obtain any licence, permit, certificate, registration, authorization, consent or approval of, any governmental or regulatory authority as a condition to the lawful consummation of the transactions contemplated by this Agreement. There is no requirement under any Contract relating to the Business or Langford or any of the Subsidiaries to which Langford or any of the Subsidiaries is a party or by which any of them is bound to give any notice to, or to obtain the consent or approval of, any party to such agreement, instrument or commitment relating to the consummation of the transactions contemplated by this Agreement.

(t)

Financial Statements. The Financial Statements of Langford and the Subsidiaries have been prepared in accordance with GAAP, applied on a basis consistent with prior periods, are correct and complete and present fairly the assets, liabilities (whether accrued, absolute, contingent or otherwise) and financial condition of Langford and the Subsidiaries as at their respective dates for the respective periods covered by the Financial Statements of Langford and the Subsidiaries.

(u)

Books and Records. The books and records of Langford and the Subsidiaries fairly and correctly set out and disclose in accordance with GAAP the financial position of Langford and the Subsidiaries as at the date of such books and records and all financial transactions of Langford and the Subsidiaries have been accurately recorded in such books and records.

(v)

Absence of Changes. Since December 31, 2007, Langford and each of the Subsidiaries have carried on the Business and conducted its operations and affairs only in the ordinary and normal course consistent with past practice and there has not been:

	(i)	any material adverse change in the condition (financial or otherwise), assets, liabilities, operations, earnings, business or prospects of Langford or any of the Subsidiaries;

	(ii)	any damage, destruction or loss (whether or not covered by insurance) affecting the property or assets of Langford or any of the Subsidiaries;

(iii)

any obligation or liability (whether absolute, accrued, contingent or otherwise, and whether due or to become due) incurred by Langford or any of the Subsidiaries, other than those incurred in the ordinary and normal course and consistent with past practice;

(iv)

any payment, discharge or satisfaction of any Encumbrance, liability or obligation of Langford or any of the Subsidiaries (whether absolute, accrued, contingent or otherwise, and whether due or to become due), other than payment of accounts payable and tax liabilities incurred in the ordinary course of business consistent with past practice;

(v)

any declaration, setting aside or payment of any dividend or other distribution with respect to any shares in the capital of Langford or any of the Subsidiaries or any direct or indirect redemption, purchase or other acquisition of any such shares;

(vi)

any issuance or sale by Langford or any of the Subsidiaries, or any Contract entered into by Langford or any of the Subsidiaries, for the issuance or sale by Langford or any of the Subsidiaries of any shares in the capital of or securities convertible into or exercisable for shares in the capital of Langford or any of the Subsidiaries;

(vii)

any licence, sale, assignment, transfer, disposition, pledge, mortgage or granting of a security interest or other Encumbrance (other than Permitted Encumbrances) on or over any property or assets of either Langford or any of the Subsidiaries, other than in the ordinary and normal course of business consistent with past practice;

(viii)	any write-off as uncollectible of any accounts or notes receivable or any portion thereof of Langford or any of the Subsidiaries in amounts exceeding $25,000 in the aggregate;

(ix)

any cancellation of any debts or claims or any amendment, termination or waiver of any rights of value to Langford or any of the Subsidiaries in amounts exceeding $10,000 in each instance or $25,000 in the aggregate;

(x)

any general increase in the compensation of employees of Langford or any of the Subsidiaries (including, without limitation, any increase pursuant to any employee plan or commitment), or any increase in any such compensation or bonus payable to any officer, employee, consultant or agent thereof (having an annual salary or remuneration in excess of $50,000) or the execution of any employment contract with any officer or employee (having an annual salary or remuneration in excess of $50,000), or the making of any loan to, or engagement in any transaction with, any employee, officer or director of Langford or any of the Subsidiaries or any commitment, undertaking or promise to do any of the foregoing;

(xi)	any change in the accounting or tax practices followed by Langford or any of the Subsidiaries;

(xii)	any change adopted by Langford or any of the Subsidiaries in their depreciation or amortization policies or rates; or

(xiii)	any change in the credit terms offered to customers of, or by suppliers to, Langford or any of the Subsidiaries.

(w)

Taxes. Langford and each of the Subsidiaries have duly filed on a timely basis all tax returns required to be filed by it and each of Langford and the Subsidiaries has paid all taxes that are due and payable, and all assessments, governmental charges, penalties, interest and fines due and payable by it and has made adequate provision for taxes payable by it for the current period and any previous period for which tax returns are not yet required to be filed. There are no actions, suits, proceedings, investigations or claims pending or threatened against, Langford or any of the Subsidiaries in respect of taxes, governmental charges or assessments, nor are any matters under discussion with any governmental authority relating to taxes, governmental charges or assessments asserted by any such authority in the Russian Federation, Cyprus or the British Virgin Islands. Each of Langford and the Subsidiaries has withheld from each payment made to any of its past or present employees, officers or directors, and to any non-resident of Cyprus or the Russian Federation, as applicable, the amount of all taxes and other deductions required to be withheld therefrom and has paid the same to the proper tax or other receiving officers within the time required under any applicable legislation. Each of Langford and the Subsidiaries has remitted to the appropriate tax authority when required by law to do so all amounts collected by it.

(x)

Litigation. There are no actions, suits or proceedings (whether or not purportedly on behalf of Langford or any of the Subsidiaries) pending or, to the knowledge of Langford, threatened against or affecting, either Langford or any of the Subsidiaries at law or in equity, or before or by any federal, state, provincial, municipal or other governmental department, court, commission, board, bureau, agency or instrumentality, domestic or foreign, or by or before an arbitrator or arbitration board. Langford is not aware of any ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success.

(y)

No Judgments. There are no outstanding judgments, decrees, orders, rulings or injunctions of any court or regulatory body with respect to Langford or any of the Subsidiaries or the Business which might have a materially adverse effect on the Business or the value of the Langford Shares.

(z)

Dividends. Since December 31, 2007, Langford has not, directly or indirectly, declared or paid any dividends or declared or made any other distribution on any of its shares of any class, or securities convertible into shares of any class, and Langford has not, directly or indirectly, redeemed, purchased or otherwise acquired any of its outstanding shares of any class, or securities convertible into shares of any class, or agreed to do so.

(aa)

Non-Arm’s Length Transactions. Except as set out in Schedule 3.1(aa) attached hereto, neither Langford nor any of the Subsidiaries has, since December 31, 2007, made any payment or loan to, or borrowed any moneys from or is otherwise indebted to, any officer, director, employee, shareholder or any other person not dealing at arm’s length with either Langford or any of the Subsidiaries (within the meaning of the Code), except for usual employee reimbursements and compensation paid in the ordinary and normal course of business consistent with past practice. Except for Contracts of employment and employee plans, neither Langford nor any of the Subsidiaries is a party to any Contract with any officer, director, employee, shareholder or any other person not dealing at arm’s length with Langford or any of the Subsidiaries (within the meaning of the Code). No officer, director, employee or shareholder of Langford or any of the Subsidiaries and no entity that is an Affiliate or Associate of one or more of such individuals:

(i)

owns, directly or indirectly, any interest in (except for shares representing less than one per cent of the outstanding shares of any class or series of any publicly traded company), or is an officer, director, employee or consultant of, any person which is, or is engaged in business as, a competitor of the Business or of Langford or any of the Subsidiaries or a lessor, lessee, supplier, distributor, sales agent or customer of the Business or of Langford or any of the Subsidiaries;

(ii)	owns, directly or indirectly, in whole or in part, any property or assets that either Langford or any of the Subsidiaries uses in the operation of the Business; or

(iii)

has any cause of action or other claim whatsoever against, or owes any amount to, Langford or any of the Subsidiaries in connection with the Business, except for any liabilities reflected in the Annual Financial Statements of Langford and claims in the ordinary and normal course of business, such as for accrued vacation pay and accrued benefits under the employee plans.

(bb)

Access to Documents. The documents forwarded by Langford to Crown USA in order to provide disclosure respecting the sale of the Langford Shares and in respect of the Business contain, or make reference to, all information which Langford reasonably considers to be material to the Langford Shares, the Business, Langford and the Subsidiaries, with the information current as of the date set out on such document, and Crown USA has been given access to all such documents.

(cc)

Corporate Records. The corporate records and minute books of Langford and each of the Subsidiaries contain complete and accurate minutes of all meetings of directors and shareholders held since the date of incorporation and all such meetings were duly called and held. The share certificates, registers of shareholders, registers of transfers and registers of directors of Langford and the Subsidiaries are complete and accurate in all material respects.

(dd)

Full Disclosure. Neither this Agreement nor any document to be delivered pursuant to this Agreement by Langford or the Subsidiaries nor any certificate, report, statement or other document furnished by Langford or the Subsidiaries in connection with the negotiation of this Agreement contains or shall contain any untrue statement of a material fact or omits or shall omit to state a material fact necessary to make the statements contained herein or therein not misleading. There has been no event, transaction, fact or information that has come to the attention of Langford or the Subsidiaries that has not been disclosed to Crown USA in writing that could reasonably be expected to have a material adverse effect on the assets, Business, earnings, prospects, properties or condition (financial or otherwise) of Langford or any of the Subsidiaries or the value of the Langford Shares.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE VENDOR

4.1 The Vendor represents and warrants as follows, and acknowledges that Crown USA is relying on the accuracy and completeness of each of such representations and warranties in connection with the Transaction:

(a)

Organization and Good Standing. The Vendor is duly incorporated, organized, validly existing and in good standing under the laws of the British Virgin Islands and has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

(b)

Authorization. The Vendor has all requisite corporate power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement to be signed by the Vendor and to perform its obligations hereunder and to consummate the

Transaction. The execution and delivery of this Agreement and the consummation of the Transaction has been duly authorized by the Vendor’s board of directors.

(c)

Binding Obligation. This Agreement is a legal, valid and binding obligation of the Vendor, enforceable against the Vendor by Crown USA in accordance with its terms, except where such enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and subject to equitable remedies that may be granted in the discretion of a court of competent jurisdiction.

(d)	Securities Regulations. With respect to the receipt of the Crown USA Shares, the Vendor represents and warrants to Crown USA that:

	(i)	the Vendor is not a U.S. Person and is not acquiring the Crown USA Shares for the account or benefit of, directly or indirectly, any U.S. Person;

	(ii)	the Vendor is outside the United States when receiving and executing this Agreement;

(iii)

the Vendor understands that the Crown USA Shares have not been registered under the Securities Act, or under any state securities or "blue sky" laws or any state or the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in each case only in accordance with any applicable securities laws; and

(iv)

the Vendor is acquiring the Crown USA Shares for investment only and not with a view to resale or distribution and, in particular, the Vendor has no intention to distribute either directly or indirectly any of the Crown USA Shares in the United States or to U.S. Persons, except in compliance with the registration provisions of the Securities Act or an exemption therefrom.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF CROWN USA

5.1 Crown USA represents and warrants to the Vendor as follows, and acknowledges and confirms that the Vendor is relying upon the accuracy of each of such representations and warranties in connection with the sale by the Vendor of the Langford Shares and the completion of the other transactions hereunder:

(a)

Organization and Good Standing. Crown USA is duly incorporated and organized and validly existing and in good standing under the laws of the State of Nevada and has the corporate power and authority to enter into this Agreement and to perform its obligations hereunder. Except as Publicly Disclosed by Crown USA, Crown USA is duly qualified as a corporation to do business in each jurisdiction in which the nature of the Business of Crown USA or the property and assets owned or leased by it makes such qualification necessary.

(b)	Authorization. Crown USA has all requisite corporate power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement to be signed by Crown USA (the "Crown USA Documents") and to perform its obligations hereunder and to consummate the Transaction. The execution and delivery of each of the Crown USA Documents and the consummation by Crown USA of the Transaction has been duly authorized by Crown USA’s board of directors. This Agreement is a legal, valid and binding obligation of Crown USA, enforceable against Crown USA by the Vendor in accordance with its terms, except where such enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and subject to equitable remedies that may be granted in the discretion of a court of competent jurisdiction.

(c)

No Other Agreements to Purchase. Except as Publicly Disclosed by Crown USA, no person, firm or corporation other than the Vendor has any written or oral agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase or acquisition from Crown USA of any of the shares of the common stock of Crown USA.

(d)

Authorized and Issued Capital. The authorized capital of Crown USA consists of 900,000,000 shares of common stock, of which 31,422,800 shares have been duly issued and are outstanding as fully paid and non-assessable.

(e)

Validity of Shares. The Crown USA Shares to be issued to the Vendor upon consummation of the Transaction in accordance with this Agreement will, upon issuance, have been duly and validly authorized and, when so issued in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable.

(f)

Options. Except as Publicly Disclosed by Crown USA, no person, firm or corporation has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, including convertible securities, warrants or convertible obligations of any nature, for the purchase, subscription, allotment or issuance of any unissued shares or other securities of Crown USA.

(g)	No Violation. The execution and delivery of this Agreement by Crown USA and the consummation of the transactions herein provided for shall not result in either:

	(i)	the breach or violation of any of the provisions of, or constitute a default under, or conflict with or cause the acceleration of any obligation of Crown USA under:

		A.	any Contract to which Crown USA is a party or by which it is bound;

		B.	any provision of the constating documents, by-laws or resolutions of the board of directors (or any committee thereof) or shareholder of Crown USA;

		C.	any judgment, decree, order or award of any court, governmental body or arbitrator having jurisdiction over Crown USA;

		D.	any licence, permit, approval, consent or authorization held by Crown USA or necessary to the operation of the Business of Crown USA; or

		E.	any applicable law, statute, ordinance, regulation or rule; or

(ii)	the creation or imposition of any Encumbrance on any of the share capital or any of the property or assets of Crown USA.

ARTICLE 6
ADDITIONAL COVENANTS OF THE PARTIES

6.1 Access to Records. Upon request by Crown USA, the Vendor and Langford shall forthwith provide access to Crown USA and its authorized representatives and, if requested by Crown USA, provide a copy to Crown USA of, all title documents, Contracts, Financial Statements, minute books, share certificates books, share registers, plans, reports, licences, orders, permits, books of account, accounting records, constituting documents and all other documents, information or data relating to the Vendor, Langford, the Subsidiaries and the Business.

6.2 Delivery of Books and Records. At Closing there shall be delivered to Crown USA, by the Vendor and Langford, all of the books and records of and relating to Langford, the Subsidiaries and the Business.

6.3 Conduct Prior to Closing. Without in any way limiting any other obligations of Langford and the Vendor hereunder, during the period from the date hereof to Closing:

(a)

Conduct Business in the Ordinary Course. Langford shall cause the Subsidiaries to conduct, and the Subsidiaries shall conduct, the Business and the operations and affairs of the Subsidiaries only in the ordinary and normal course of business consistent with past practice, and the Subsidiaries shall not, without the prior written consent of Crown USA, enter into any transaction or refrain from doing any action that, if effected before the date of this Agreement, would constitute a breach of any representation, warranty, covenant or other obligation of Langford or the Subsidiaries contained herein, and provided further that Langford and the Subsidiaries shall not enter into any material supply arrangements relating to any of the Subsidiaries or make any material decisions or enter into any material Contracts with respect to any of the Subsidiaries without the consent of Crown USA, which consent shall not be unreasonably withheld or delayed;

(b)

Discharge Liabilities. Langford shall cause the Subsidiaries to pay and discharge, and the Subsidiaries shall pay and discharge, the liabilities of the Subsidiaries in the ordinary course in accordance and consistent with the previous practice of the Subsidiaries, except those contested in good faith by the Subsidiaries;

(c)

Corporate Action. Langford shall use its reasonable best efforts to take and cause the Subsidiaries to take and the Subsidiaries shall use their best efforts to take, all necessary corporate action, steps and proceedings to approve or authorize, validly and effectively, the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and to complete the transfer of the Langford Shares to Crown USA and to cause all necessary meetings of directors and shareholders of Langford and the Subsidiaries to be held for such purpose; and

(d)

Best Efforts. Langford shall use its reasonable best efforts to satisfy and cause the Subsidiaries to satisfy, and the Subsidiaries shall use their best efforts to satisfy, the conditions contained in Section 8.1 hereof which are under their control.

6.4 Conduct Prior to Closing. Without in any way limiting any other obligations of Crown USA hereunder, during the period from the date hereof to Closing:

(a)

Corporate Action. Crown USA shall use its reasonable best efforts to take all necessary corporate action, steps and proceedings to approve or authorize, validly and effectively, the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and to complete the issuance of the Crown USA Shares pursuant to Section 2.2 hereof to Langford and to cause all necessary meetings of directors and, if required, shareholders of Crown USA to be held for such purpose; and

(b)	Best Efforts. Crown USA shall use its reasonable best efforts to satisfy the conditions contained in Section 8.2 hereof which are under its control.

6.5 Negative Covenants of Langford. Except as otherwise specifically contemplated by this Agreement or consented to in writing by Crown USA (such consent not to be unreasonably withheld), from the date of this Agreement until Closing, Langford shall not, and shall cause the Subsidiaries not to, permit the occurrence of any of the following events:

(a)	any capital expenditures other than capital expenditures not exceeding $50,000 in the ordinary course of business consistent with past practice;

(b)

the taking of any action that would, or would reasonably be expected to, render any representation or warranty made by it in this Agreement untrue or incorrect in any material respect on the Closing Date as if then made;

(c)	repay any shareholder loans or indebtedness, or interest or premium thereon, to Langford or otherwise amend their terms;

(d)	the alteration of any of the provisions of the constituting documents of Langford or any of the Subsidiaries;

(e)

Langford or any of the Subsidiaries declaring or paying any dividend or making any other distribution on any of its shares of any class, or resolving to reduce its share capital in any way or repurchasing, redeeming or otherwise acquiring any of its shares;

(f)

Langford or any of the Subsidiaries making an allotment of, or issuing or granting an option to subscribe for, any of its shares, or agreeing to make such an allotment or to issue such shares or to grant such an option or issuing or agreeing to issue convertible securities;

(g)

Langford or any of the Subsidiaries purchasing, selling, transferring or otherwise disposing, or agreeing to purchase, sell, transfer or otherwise dispose of, any assets or property forming part of the Business other than in the ordinary course of business consistent with past practice;

(h)

Langford or any of the Subsidiaries incurring or becoming liable for or in respect of borrowed money or becoming liable (either directly or by way of guarantee) in respect of obligations of any other person;

(i)

Langford or any of the Subsidiaries entering into any agreement or transaction which would result in any Encumbrance, other than a Permitted Encumbrance, on any assets of the Business other than in the ordinary course of business;

(j)

Langford or any of the Subsidiaries entering into, extending, renewing or modifying or agreeing to enter into, extend, renew or modify any agreement in respect of the Business except in the ordinary course of business;

(k)	Langford or any of the Subsidiaries resolving that it would be wound up;

(l)

the appointment of a liquidator, receiver or trustee in bankruptcy for Langford or any of the Subsidiaries or in relation to the assets of the Business, or the making of an order by a court for the winding-up or dissolution of Langford or any of the Subsidiaries;

(m)

the establishment, adoption, entering into, making or amendment of any bonus, profit sharing, compensation, stock option, stock ownership, stock compensation, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust fund, policy or arrangement for the benefit of any directors, officers or employees of Langford or any of the Subsidiaries;

(n)

any other change implemented by Langford or any of the Subsidiaries in the business affairs of the Business which is material1y adverse, other than any change in general business conditions or any change in the markets or prices for the principal products of the Business; or

(o)	the entering into or modifying of any Contract, agreement, commitment or arrangement with respect to any of the matters set out in this Section 6.5.

ARTICLE 7
SURVIVAL OF COVENANTS, REPRESENTATIONS AND WARRANTIES

7.1 Survival of Covenants, Representations and Warranties of the Vendor and Langford. To the extent that they have not been fully performed at or prior to Closing, the covenants, representations and warranties of the Vendor and Langford contained in this Agreement and any agreement, instrument, certificate or other document executed or delivered pursuant hereto shall survive the closing of the transactions contemplated hereby until the third anniversary of the Closing Date and, notwithstanding such closing, nor any investigation made by or on behalf of Crown USA, shall continue in full force and effect for the benefit of Crown USA during such period, except that:

(a)

the representations and warranties set out in subsections 3.1(a), (b) (c), (d), (e), (f), (g) and (h) hereof (and the corresponding representations and warranties set out in the certificates to be delivered pursuant to Sections 8.1(a) and 8.2(a) hereof (the "Closing Certificates")) shall survive and continue in full force and effect without limitation of time;

(b)

the representations and warranties set out in Section 3.1(x) hereof (and the corresponding representations and warranties set out in the Closing Certificates) shall survive the closing of the transactions contemplated hereby and continue in full force and effect until, but not beyond, the expiration of the period, if any, during which an assessment, reassessment or other form of recognized document assessing liability for tax, interest or penalties under applicable tax legislation in respect of any taxation year to which such representations and warranties extend could be issued under such tax legislation to Langford or any of the Subsidiaries provided neither Langford nor any of the Subsidiaries filed any waiver or other document extending such period; and

(c)

a claim for any breach of any of the representations and warranties contained in this Agreement or in any agreement, instrument, certificate or other document executed or delivered pursuant hereto involving fraud or fraudulent misrepresentation may be made at any time following the Closing Date, subject only to applicable limitation periods imposed by law.

7.2 Survival of the Covenants, Representations and Warranties of Crown USA. To the extent that they have not been fully performed at or prior to Closing, the covenants, representations and warranties of Crown USA contained in this Agreement shall survive the closing of the transactions contemplated hereby until the second anniversary of the Closing Date.

ARTICLE 8
CONDITIONS OF CLOSING

8.1 Conditions of Closing in Favour of Crown USA. The obligation of Crown USA to consummate the Transaction is subject to the satisfaction or waiver of the conditions set forth below on or before the Closing Date. The Closing will be deemed to mean the satisfaction or waiver of all conditions to Closing. These conditions of Closing are for the exclusive benefit of Crown USA and may be waived by Crown USA in its sole discretion.

(a)

Representations and Warranties. The representations and warranties of the Vendor and Langford contained in this Agreement shall be true and correct in all respects at Closing, with the same force and effect as if such representations and warranties were made at and as of such time, and the Vendor and Langford shall have delivered to Crown USA certificates of the Vendor and Langford dated as of the Closing Date to the effect that the representations and warranties made by the Vendor and Langford in this Agreement are true and correct, such certificate to be in form and substance satisfactory to Crown USA, acting reasonably;

(b)

Covenants. All of the covenants, obligations and conditions of this Agreement to be complied with or performed by the Vendor and Langford at or before Closing shall have been complied with or performed and certificates of the Vendor and Langford dated as of the Closing Date to that effect shall have been delivered to Crown USA, such certificates to be in form and substance satisfactory to Crown USA, acting reasonably. The Vendor and Langford shall have delivered each of the documents required to be delivered by them pursuant to this Agreement.

(c)

Material Adverse Change. There shall have been no material adverse changes in the condition (financial or otherwise), assets, Liabilities, operations, earnings, business or prospects of Langford or any of the Subsidiaries since the date of the Interim Financial Statements of Langford or any of the Subsidiaries;

(d)

Financial Statements. Langford shall have delivered to Crown USA audited financial statements in accordance with GAAP for the year ended December 31, 2007, as audited by a member of the Public Company Accounting Oversight Board and unaudited but auditor reviewed financial statements for the interim period ended September 30, 2008 and the comparative period ended September 30, 2007;

(e)	Outstanding Shares. Langford will have 50,000 shares of Langford common stock issued and outstanding on the Closing Date;

(f)

No Action or Proceeding. No legal or regulatory action, suit or proceeding shall be pending or threatened by any person, firm or corporation to enjoin, restrict or prohibit the purchase and sale of the Langford Shares contemplated hereby; and

(g)

No Violations of Laws. No law, ruling, order or decree is in force, and no action has been taken under any law or by any governmental authority that: (i) makes it illegal or otherwise, directly or indirectly, restrains, enjoins or prohibits the completion of the Transaction; (ii) results in a judgment or assessment of damages, directly or indirectly, relating to the Transaction that would have a material adverse effect on Crown USA or the value of the Langford Shares; or (iii) would impose any condition or restriction that, after giving effect to the Transaction, would have a material adverse effect on Crown USA or the value of the Langford Shares.

If any of the conditions contained in this Section 8.1 shall not have been performed or fulfilled at or prior to Closing to the satisfaction of Crown USA, acting reasonably, Crown USA may, by notice to Langford, terminate this Agreement and the obligations of Crown USA under this Agreement, other than the obligations contained in Sections 12.1, 12.4 and 12.5 hereof shall be terminated; provided, that Crown USA may also bring an action pursuant to Article 10 against the Vendor and Langford for damages suffered by Crown USA where the non-performance or non-fulfillment of the relevant condition is as a result of a breach of covenant, representation or warranty by or caused by the Vendor or Langford. Any such condition may be waived in writing in whole or in part by Langford without prejudice to any claims it may have for breach of any covenant, representation or warranty.

8.2 Conditions of Closing in Favour of the Vendor and Langford. The obligation of the Vendor and Langford to consummate the Transaction is subject to the satisfaction or waiver of the following terms and conditions for the exclusive benefit of the Vendor and Langford, to be fulfilled or performed at or prior to Closing:

(a)

Representations and Warranties. The representations and warranties of Crown USA contained in this Agreement shall be true and correct at Closing, with the same force and effect as if such representations and warranties were made at and as of such time, and a certificate of the President of Crown USA in his capacity as an officer dated the Closing Date to that effect shall have been delivered to Langford, such certificate to be in form and substance satisfactory to the Vendor, acting reasonably;

(b)

Covenants. All of the terms, covenants and conditions of this Agreement to be complied with or performed by Crown USA at or before Closing shall have been complied with or performed and a certificate of the President of Crown USA in his capacity as an officer dated the Closing Date to that effect shall have been delivered to the Vendor, such certificate to be in form and substance satisfactory to Langford, acting reasonably;

(c)

Board of Directors of Crown USA. At Closing, the board of directors of Crown USA will consist of three directors, one of whom will be nominated by the Vendor and two of whom will be nominated by Crown USA;

(d)	Management of Crown USA. Crown USA will have appointed Stanislav Bogomolov as Chief Operations Officer;

(e)	Cancellation of Restricted Stock. The 88,000,000 restricted Crown USA Shares held by the President of Crown USA will have been surrendered for cancellation to the treasury of Crown USA; and

(f)	Outstanding Shares. On Closing and except as contemplated in this Agreement, Crown USA will have 36,422,800 shares of common stock issued and outstanding.

If any of the conditions contained in this Section 8.2 shall not have been performed or fulfilled at or prior to Closing to the satisfaction of the Vendor, acting reasonably, the Vendor may, by notice to Crown USA, terminate this Agreement and the obligations of the Vendor under this Agreement, other than the obligations contained in Sections 12.1, 12.4 and 12.5 hereof shall be terminated, provided that the Vendor may also bring an action pursuant to Article 10 against Langford for damages suffered by the Vendor where the non-performance or non-fulfillment of the relevant condition is as a result of a breach of covenant, representation or warranty by or caused by Crown USA. Any such condition may be waived in writing in whole or in part by the Vendor without prejudice to any claims it may have for breach of any covenant, representation or warranty.

ARTICLE 9
CLOSING ARRANGEMENTS

9.1 Place of Closing. The Closing shall take place at Crown USA’s offices at 400-225 West Magnolia Street, Bellingham, Washington, USA on the Closing Date.

9.2 The Vendor’s Closing Documents. At Closing, the Vendor and Langford, as applicable, shall deliver, or cause to be delivered, the following to Crown USA:

(a)

duly executed share transfer forms in favour of Crown USA together with all the issued share certificates representing the Langford Shares duly endorsed for transfer to Crown USA and any necessary documents reasonably required by Crown USA to enable it to stamp or otherwise register the transfer of the Langford Shares;

(b)	a certified true copy of the resolutions passed by the directors of Langford:

(i)

authorizing the execution and delivery by Langford of this Agreement and all documents required to be executed and delivered by Langford pursuant to this Agreement, and the consummation of the transactions contemplated thereby;

(ii) approving the transfer of the Langford Shares to Crown USA;

(iii)

approving the cancellation of the old share certificate issued in the name of the Vendor representing the Langford Shares and the issue of a new share certificate in respect of the Langford Shares in favour of Crown USA; and

(iv)

approving the entry into the register of shareholders of Langford, the name of Crown USA as the sole legal and beneficial owner of the Langford Shares and the making of other entries into other corporate records of Langford as may be necessary;

(c)

a certified true copy of the resolutions passed by the directors of the Vendor authorizing the execution and delivery by the Vendor of this Agreement and all documents required to be executed and delivered by the Vendor pursuant to this Agreement, and the consummation of the transactions contemplated thereby;

(d)	a certified true copy of the resolutions passed by the shareholder of the Vendor authorizing the execution and delivery by the Vendor of this Agreement and all documents required to be executed and delivered by the Vendor pursuant to this Agreement, and the consummation of the transactions contemplated thereby;

(e)

certificates of the Vendor and Langford as specified in Sections 8.1(a) and (b) hereof as to the accuracy, as of the Closing Date, of the representations and warranties of the Vendor and Langford and the performance of the covenants to be performed at or before Closing;

(f)	the minute books of Langford and the Subsidiaries; and

(g)	all other documents and assurances as reasonably requested by Crown USA to effectively complete the Transaction.

9.3 Crown USA’s Closing Documents. At the Closing, Crown USA shall deliver the following to the Vendor:

(a)	share certificates representing the Crown USA Shares issued by Crown USA to the Vendor, such share certificate to be legended in accordance with the provisions of Regulation S;

(b)	the Promissory Note;

(c)

certificate of Crown USA as specified in Sections 8.2(a) and (b) hereof as to the accuracy, as of the Closing Date, of the representations and warranties of Crown USA and the performance of the covenants to be performed at or before Closing; and

(d)	all other documents as reasonably requested by the Vendor to effectively complete the Transaction.

9.4 Further Assurances. Each party to this Agreement covenants and agrees that, from time to time subsequent to the Closing Date, it shall at the request and expense of the requesting party, execute and deliver all such documents, including, without limitation, all such additional conveyances, transfers, consents and other assurances and do all such other acts and things as any other party hereto, acting reasonably, may from time request to be executed or done in order to better evidence or perfect or effectuate any provision of this Agreement or of any agreement or other document executed pursuant to this Agreement or any of the respective obligations intended to be created hereby or thereby.

ARTICLE 10
INDEMNIFICATION

10.1 Indemnification the Vendor. The Vendor shall indemnify and save harmless Crown USA from all Losses suffered or incurred by Crown USA as a result of or arising directly or indirectly out of or in connection with:

(a)

any breach by the Vendor or Langford of or any inaccuracy of any representation or warranty of the Vendor or Langford contained in this Agreement or in any agreement, certificate or other document delivered pursuant hereto; and

(b)

any breach or non-performance by the Vendor or Langford of any covenant to be performed by Langford that is contained in this Agreement or in any agreement, certificate or other document delivered pursuant hereto.

10.2 Notice of Claim. In the event that a party (the "Indemnified Party") shall become aware of any claim, proceeding or other matter (a "Claim") in respect of which another party (the "Indemnifying Party") agreed to indemnify the Indemnified Party pursuant to this Agreement, the Indemnified Party shall promptly give written notice thereof to the Indemnifying Party. Such notice shall specify whether the Claim arises as a result of a claim by a person against the Indemnified Party (a "Third Party Claim") or whether the Claim does not so arise (a "Direct Claim"), and shall also specify with reasonable particularity (to the extent that the information is available) the factual basis for the Claim and the amount of the Claim, if known.

     If, through the fault of the Indemnified Party, the Indemnifying Party does not receive notice of any Claim in time to contest effectively the determination of any liability susceptible of being contested, the Indemnifying Party shall be entitled to set off against the amount claimed by the Indemnified Party the amount of any Losses incurred by the Indemnifying Party resulting from the Indemnified Party’s failure to give such notice on a timely basis.

10.3 Direct Claims. With respect to any Direct Claim, following receipt of notice from the Indemnified Party of the Claim, the Indemnifying Party shall have 15 days to make such investigation of the Claim as is considered necessary or desirable. For the purpose of such investigation, the Indemnified Party shall make available to the Indemnifying Party the information relied upon by the Indemnified Party to substantiate the Claim, together with all such other information as the Indemnifying Party may reasonably request. If both parties agree at or prior to the expiration of such 15-day period (or any mutually agreed upon extension thereof) to the validity and amount of such Claim, the Indemnifying Party shall immediately pay to the Indemnified Party the full agreed upon amount of the Claim, failing which the matter shall be referred to binding arbitration in such manner as the parties may agree or shall be determined by a court of competent jurisdiction.

10.4 Third Party Claims. With respect to any Third Party Claim, the Indemnifying Party shall have the right, at its expense, to participate in or assume control of the negotiation, settlement or defence of the Claim and, in such event, the Indemnifying Party shall reimburse the Indemnified Party for all the Indemnified Party’s out-of-pocket expenses as a result of such participation or assumption. If the Indemnifying Party elects to assume such control, the Indemnified Party shall have the right to participate in the negotiation, settlement or defence of such Third Party Claim and to retain counsel to act on its behalf, provided that the fees and disbursements of such counsel shall be paid by the Indemnified Party unless the Indemnifying Party consents to the retention of such counsellor unless the named parties to any action or proceeding include both the Indemnifying Party and the Indemnified Party and a representation of both the Indemnifying Party and the Indemnified Party by the same counsel would be inappropriate due to the actual or potential differing interests between them (such as the availability of different defences). If the Indemnifying Party, having elected to assume such control, thereafter fails to defend the Third Party Claim within a reasonable time, the Indemnified Party shall be entitled to assume such control, and the Indemnifying Party shall be bound by the results obtained by the Indemnified Party with respect to such Third Party Claim. If any Third Party Claim is of a nature such that the Indemnified Party is required by applicable law to make a payment to any person (a "Third Party") with respect to the Third Party Claim before the completion of settlement negotiations or related legal proceedings, the Indemnified Party may make such payment and the Indemnifying Party shall, forthwith after demand by the Indemnified Party, reimburse the Indemnified Party for such payment. If the amount of any liability of the Indemnified Party under the Third Party Claim in respect of which such payment was made, as finally determined, is less than the amount that was paid by the Indemnifying Party to the Indemnified Party, the Indemnified Party shall, forthwith after receipt of the difference from the Third Party, pay the amount of such difference to the Indemnifying Party.

10.5 Settlement of Third Party Claims. If the Indemnifying Party fails to assume control of the defence of any Third Party Claim, the Indemnified Party shall have the exclusive right to contest, settle or pay the amount claimed. Whether or not the Indemnifying Party assumes control of the negotiation, settlement or defence of any Third Party Claim, the Indemnifying Party shall not settle any Third Party Claim without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed; provided, however, that the liability of the Indemnifying Party shall be limited to the proposed settlement amount if any such consent is not obtained for any reason.

10.6 Co-operation. The Indemnified Party and the Indemnifying Party shall co-operate fully with each other with respect to Third Party Claims, and shall keep each other fully advised with respect thereto (including supplying copies of all relevant documentation promptly as it becomes available).

10.7 Exclusivity. The provisions of this Article 10 shall apply to any Claim for breach of any covenant, representation, warranty or other provision of this Agreement or any agreement, certificate or other document delivered pursuant hereto (other than a claim for specific performance or injunctive relief) with the intent that all such Claims shall be subject to the limitations and other provisions contained in this Article 10.

ARTICLE 11
RELEASE, ACKNOWLEDGEMENTS AND TERMINATION

11.1 Langford’s Releases. Effective on the Closing Date, Langford hereby releases and forever discharges each of the Subsidiaries from all manner of actions, suits, proceedings, causes of action, claims, liability, debts, accounts, bonds, contracts and demands whatsoever which Langford may have had, now has or may have up to the Closing Time against any of the Subsidiaries, except as contemplated by or referred to in this Agreement or the agreements contemplated in this Agreement.

11.2 Issuance of the Crown USA Shares. The Vendor hereby acknowledges and agrees that:

(a)

none of the Crown USA Shares have been registered under the Securities Act, or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in each case only in accordance with any applicable securities laws;

(b)

offers and sales of any of the Crown USA Shares, prior to the expiration of a period of one year after the date that Crown USA ceases to be a "shell company" (as that term is defined in Rule 12b-2 under the Exchange Act pursuant to the filing with the SEC by Crown USA of "Form 10 information" (as that term is defined in Rule 144(i)(3) under the Exchange Act) regarding the event that caused Crown USA to cease to be a shell company (the "Distribution Compliance Period"), shall only be made in compliance with the safe harbor provisions set out in Regulation S, pursuant to the registration provisions of the Securities Act or an exemption therefrom, and in each case only in accordance with all applicable securities laws;

(c)

not to engage in any hedging transactions involving the Crown USA Shares, prior to the end of the Distribution Compliance Period unless such transactions are in compliance with the provisions of the Securities Act;

(d)

the Vendor acknowledges that it has not acquired the Crown USA Shares as a result of, and shall not itself engage in, any "directed selling efforts" (as that term is defined in Regulation S) in the United States in respect of any of the Crown USA Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Crown USA Shares; provided, however, the Vendor may sell or otherwise dispose of any of the Crown USA Shares pursuant to registration of any of the Crown USA Shares pursuant to the Securities Act and any applicable state securities laws or under an exemption from such registration requirements and as otherwise provided herein;

(e)

Crown USA shall refuse to register any transfer of any of the Securities not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act;

(f)

none of the Crown USA Shares are listed on any stock exchange or automated dealer quotation system and no representation has been made to the Vendor that any of the Crown USA Shares shall become listed on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares in the capital of Crown USA on the OTC Bulletin Board;

(g)	neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of any of the Crown USA Shares;

(h)	no documents in connection with the offering hereunder have been reviewed by the SEC or any state securities administrators; and

(i)	there is no government or other insurance covering any of the Crown USA Shares.

11.3 Termination. The obligations of the Vendor, Langford and Crown USA shall terminate:

(a)	by the mutual written consent of all parties hereto;

(b)	upon notice by any of the parties hereto to the others if the Transaction has not been completed by July 31, 2009;

(c)

upon notice to the Vendor by Crown USA if there has been a breach by the Vendor or Langford of any material agreement or covenant of the Vendor or Langford in this Agreement, or if one or more representations or warranties made by the Vendor or Langford in this Agreement are or become untrue or incorrect which, alone or in aggregate, have or are likely to have a materially adverse effect upon the results of operations, financial condition, Business or prospects of Langford or any of the Subsidiaries; and

(d)

upon notice to Crown USA by the Vendor if there has been a breach by Crown USA of any material agreement or covenant of Crown USA in this Agreement, or if any representation or warranty made by Crown USA in this Agreement is or becomes untrue or incorrect which has or is likely to have a materially adverse effect on the ability of Crown USA to complete the transactions contemplated herein.

11.4 Liability on Termination. If this Agreement is terminated, it shall, except for obligations contained in Sections 12.1, 12.4 and 12.5 hereof, become void and of no force and effect and there shall be no liability on the part of any party hereto or their respective officers and directors except to the extent that any party is in default of any of its obligations, including, without limitation, a breach of any representation, warranty, or covenant herein; for greater certainty, nothing herein shall limit, restrict, release or diminish a party’s right to bring a claim, suit or action for losses or damages including, without limitation, for recovery of costs, expenses, losses, legal expenses, fees to consultants, investment banking firms, bankers and other lenders and prospective equity investors, for economic loss or otherwise arising from such default.

ARTICLE 12
MISCELLANEOUS

12.1 Confidentiality of Information. In the event that the transactions contemplated herein are not consummated for any reason:

(a)

Crown USA covenants and agrees that, except as otherwise authorized by the Vendor or Langford, or as required to be disclosed by the Applicable Securities Legislation, neither Crown USA nor its representatives, agents or employees shall disclose to third parties, directly or indirectly, any confidential information or data relating to the Vendor, Langford, the Subsidiaries or the Business discovered by Crown USA or its representatives as a result of the Vendor or Langford making available to Crown USA and its representatives the information requested by it in connection with the transactions contemplated herein; and

(b)

Each of the Vendor and Langford covenant and agree that, except as otherwise authorized by Crown USA, neither of the Vendor, Langford, nor their respective representatives, agents or employees shall disclose to third parties, directly or indirectly, any information relating to the business of Crown USA that is not generally known or used by others, or the utility of which is not generally known or recognized by others, including the business, financial and customer information, techniques or strategies which relate to the present or prospective business of Crown USA or the Intellectual Property of Crown USA which Crown USA has treated as proprietary and confidential, or any other confidential data relating to Crown USA or the business of Crown USA discovered by the Vendor, Langford, or their respective representatives as a result of Crown USA making available to the Vendor, Langford, or their respective representatives the information requested by them in connection with the transactions contemplated herein.

12.2 Notices.

(a)

Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered in person, transmitted by telecopy or similar means of recorded electronic communication or sent by registered mail, charges prepaid, addressed as follows:

	(i)	if to Crown USA:

CROWN OIL AND GAS INC. 400-225 West Magnolia Street Bellingham, Washington 98104 USA

	Attention:	John Hiner
	Facsimile:	+(360) 733-3941

(ii)	if to Langford:

LANGFORD WORLDWIDE CORP.
Trident Chambers, P.O. Box 146
Road Town, Tortola
British Virgin Islands

	Attention:	Andreas T. Moustras, Director
	Facsimile No.:	+357-25-81 8808

(iii)	if to the Vendor:

BOSHOFF HOLDINGS LTD.
Trident Chambers, P.O. Box 146
Road Town, Tortola
British Virgin Islands

	Attention:	Irene G. Spoerry, Director
	Facsimile No.:	+357-25-81 8808

(b)

Any such notice or other communication shall be deemed to have been given and received on the day on which it was delivered or transmitted (or, if such day is not a Business Day, on the next following Business Day) or, if mailed, on the third Business Day following the date of mailing; provided, however, that if at the time of mailing or within three Business Days thereafter there is or occurs a labour dispute or other event that might reasonably be expected to disrupt the delivery of documents by mail, any notice or other communication hereunder shall be delivered or transmitted by means of recorded electronic communication as aforesaid.

(c)	Any party may at any time change its address for service from time to time by giving notice to the other parties in accordance with this Section 12.2.

12.3 Announcements. The parties hereto shall consult with each other before issuing any press release or making any other public announcement with respect to this Agreement or the transactions contemplated hereby and, except as required by any applicable law or regulatory requirement, neither Langford nor Crown USA shall issue any such press release or make any such public announcement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed.

12.4 Disclosure. Prior to any public announcement of the transaction contemplated hereby pursuant to Section 12.3 hereof, neither party hereto shall disclose this Agreement or any aspect of such transaction except to its board of directors, its senior management, its legal, accounting, financial or other professional advisors, any financial institution contacted by it with respect to any financing required in connection with such transaction and counsel to such institution, or as may be required by any applicable law or any regulatory authority or stock exchange having jurisdiction.

12.5 Expenses. Langford shall bear all stamp duty (if any) payable in connection with the Transaction. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, the parties hereto shall each bear their own respective expenses (including, but not limited to, all costs and expenses of counsel, consultants and independent accountants) incurred in connection with this Agreement and the transactions contemplated hereby.

12.6 Best Efforts. The parties hereto acknowledge and agree that, for all purposes of this Agreement, an obligation on the part of any party to use its reasonable best efforts to obtain any waiver, consent, approval, permit, licence or other document shall not require such party to make any payment to any person for the purpose of procuring the same, other than payments for amounts due and payable to such person, payments for incidental expenses incurred by such person and payments required by any applicable law or regulation.

12.7 Counterparts. This Agreement may be executed in counterparts and by facsimile, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF this Agreement has been executed by all of the parties hereto as of the day and year first above written.

CROWN OIL AND GAS INC.

Per:	/s/ John E. Hiner
Name:	John E. Hiner
Title:	President

LANGFORD WORLDWIDE CORP.

Per:	/s/ Andreas T. Moustras
Name:	Andreas T. Moustras
Title:	Director

BOSHOFF HOLDINGS LTD.

Per:	/s/ Demetra Evripidou
Name:	Demetra Evripidou
Title:	Director

SCHEDULE 1.1(pp)

Langford Organizational Chart

SCHEDULE 2.3

Certificate of Non-U.S. Shareholder

In connection with the issuance of common shares (the "Shares") of Crown Oil and Gas Inc., a Nevada corporation ("Crown USA"), to the undersigned, pursuant to that certain Share Purchase Agreement dated March <>, 2009 (the "Agreement"), the undersigned hereby agrees, acknowledges, represents and warrants that:

1.

The undersigned is not a "U.S. Person" as such term is defined by Rule 902 of Regulation S under the United States Securities Act of 1933, as amended ("U.S. Securities Act") (the definition of which includes, but is not limited to, an individual resident in the U.S. and an estate or trust of which any executor or administrator or trust, respectively is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the U.S.);

2.

None of the Shares have been or will be registered under the U.S. Securities Act, or under any state securities or "blue sky" laws of any state of the United States, and may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S, except in accordance with the provisions of Regulation S or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act and in compliance with any applicable state and foreign securities laws;

3.

The undersigned understands and agrees that offers and sales of any of the Shares prior to the expiration of a period set out in Regulation S of the U.S. Securities Act (such period hereinafter referred to as the "Distribution Compliance Period"), shall only be made in compliance with the safe harbour provisions set forth in Regulation S, pursuant to the registration provisions of the U.S. Securities Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the U.S. Securities Act or an exemption therefrom and in each case only in accordance with applicable state and foreign securities laws;

4.

The undersigned understands and agrees not to engage in any hedging transactions involving any of the Shares unless such transactions are in compliance with the provisions of the U.S. Securities Act and in each case only in accordance with applicable state and provincial securities laws;

5.

The undersigned is acquiring the Shares for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Shares in the United States or to U.S. Persons;

6.

The undersigned has not acquired the Shares as a result of, and will not itself engage in, any directed selling efforts (as defined in Regulation S under the U.S. Securities Act) in the United States in respect of the Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Shares; provided, however, that the undersigned may sell or otherwise dispose of the Shares pursuant to registration thereof under the U.S. Securities Act and any applicable state and provincial securities laws or under an exemption from such registration requirements;

7.	The statutory and regulatory basis for the exemption claimed for the sale of the Shares, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act or any applicable state and provincial securities laws;

8.	Except as set out in the Agreement, Crown USA has not undertaken, and will have no obligation, to register any of the Shares under the U.S. Securities Act;

9.

Crown USA is entitled to rely on the acknowledgements, agreements, representations and warranties and the statements and answers of the undersigned contained in this Certificate, and the undersigned will hold harmless Crown USA from any loss or damage either one may suffer as a result of any such acknowledgements, agreements, representations and/or warranties made by the undersigned not being true and correct;

10.

The undersigned has been advised to consult their own respective legal, tax and other advisors with respect to the merits and risks of an investment in the Shares and, with respect to applicable resale restrictions, is solely responsible (and Crown USA is not in any way responsible) for compliance with applicable resale restrictions;

11.

The undersigned and the undersigned’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from Crown USA in connection with the acquisition of the Shares under the Agreement, and to obtain additional information, to the extent possessed or obtainable by Crown USA without unreasonable effort or expense;

12.

The books and records of Crown USA were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the undersigned during reasonable business hours at its principal place of business and that all documents, records and books in connection with the acquisition of the Shares under the Agreement have been made available for inspection by the undersigned, the undersigned’s attorney and/or advisor(s);

13.	The undersigned:

(a)

is knowledgeable of, or has been independently advised as to, the applicable securities laws of the securities regulators having application in the jurisdiction in which the undersigned is resident (the "International Jurisdiction") which would apply to the acquisition of the Shares;

(b)

the undersigned is acquiring the Shares pursuant to exemptions from prospectus or equivalent requirements under applicable securities laws or, if such is not applicable, the undersigned is permitted to acquire the Shares under the applicable securities laws of the securities regulators in the International Jurisdiction without the need to rely on any exemptions;

(c)

the applicable securities laws of the authorities in the International Jurisdiction do not require Crown USA to make any filings or seek any approvals of any kind whatsoever from any securities regulator of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of the Shares; and

(d)	the acquisition of the Shares by the undersigned does not trigger:

	(i)	any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction;

(ii)	any continuous disclosure reporting obligation of Crown USA in the International Jurisdiction; or

(iii)

the undersigned will, if requested by Crown USA, deliver to Crown USA a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in Sections 13(c) and 13(d) above to the satisfaction of Crown USA, acting reasonably;

14.

The undersigned (i) is able to fend for itself in connection with the acquisition of the Shares; (ii) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Shares; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

15.

The undersigned is not aware of any advertisement of any of the Shares and is not acquiring the Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

16.	Except as set out in the Agreement, no person has made to the undersigned any written or oral representations:

	(a)	that any person will resell or repurchase any of the Shares;

	(b)	that any person will refund the purchase price of any of the Shares;

	(c)	as to the future price or value of any of the Shares; or

(d)

that any of the Shares will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Shares on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares of Crown USA on the OTC Bulletin Board;

17.

The undersigned is outside the United States when receiving and executing this Agreement and is acquiring the Shares as principal for their own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the Shares;

18.	Neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Shares;

19.	The Shares are not being acquired, directly or indirectly, for the account or benefit of a U.S. Person or a person in the United States;

20.

The undersigned acknowledges and agrees that Crown USA shall refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from registration under the U.S. Securities Act;

21.	The undersigned understands and agrees that the Shares will bear the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

22.	The address of the undersigned included herein is the sole address of the undersigned as of the date of this Certificate; and

23.	Capitalized terms used but not otherwise defined in this Certificate shall have the meanings given to such terms in the Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Non-U.S. Shareholder.

	Date:	_____________________________ , ________
Signature

Print Name

Title (if applicable)

Address

SCHEDULE 3.1(o)

Mineral Licences

KIKINSKO-GUSIKHINSKY AREA

Licence Description/Acreage	Licensee	Grant Date	Expiry Date	Property Description
Mineral License No. CPT00949HP (SRT00949NR) 1100 square km (271,816 acres)	Artstroy	May 5, 2005	May 4, 2030

Kikinsko-Gusikhinsky Licensed Area is located in the northern part of Saratov region, some 120km from the city of Saratov. The first geological surveys were done in the 1950s followed by geo-electric surveys in the early 1960s. The property is adjacent to existing oil production.

TERESHKINSKY AREA

Licence Description/Acreage	Licensee	Grant Date	Expiry Date	Property Description
Mineral License No. CPT01000HP (SRT01000NR) 502 square km (124,072 acres)	Attik	September 5, 2005	September 4, 2030

Tereshkinsky Licensed Area is located in the northern part of Saratov region, some 100km from the city of Saratov. Early geological exploration of the area has been performed since 1950s. Geo-electric surveys were completed in the 1950s and 1960s and shallow drilling was done in the 1960s, when two wells successfully hit oil. Oil is produced on the adjacent property.

KRASNOARMEISKY-2 AREA

Licence Description/Acreage	Licensee	Grant Date	Expiry Date	Property Description
Mineral License No. CPT01152HP (SRT01152NR) 396 square km (98,027 acres)	Attik-Neft	August 20, 2007	August 19, 2032	Krasnoarmeisky-2 Licensed Area is located in the southern part of Saratov region, some 150km from the city of Saratov. The 2D seismic studies completed between 1980-1986 and in 2005 covered about 40% of the property. Shallow drilling was done in the 1980s, with 3 wells hitting oil. There has been production on adjacent properties for over 30 years.

SCHEDULE 3.1(q)(ii)

Employment Agreements

1.	Employment Agreement between Crown Oil & Gas LLC and Stanislav Vladimirovitch Bogomolov, dated April 16, 2007

2.	Employment Agreement between RosEuroNeft LLC and Stanislav Vladimirovitch Bogomolov, dated August 27, 2007

3.	Employment Agreement between Attik LLC and Stanislav Vladimirovitch Bogomolov, dated July 12, 2007

4.	Employment Agreement between Artstroy-XXI LLC and Stanislav Vladimirovitch Bogomolov, dated June 7, 2007

5.	Employment Agreement between Attik-Neft and Stanislav Vladimirovitch Bogomolov, dated March 27, 2008

SCHEDULE 3.1(q)(x)

Licences

None.

SCHEDULE 3.1(r)

Permits

None.

SCHEDULE 3.1(s)

Consents and Approvals

None.

SCHEDULE 3.1(aa)

Non-Arm’s Length Transactions

None.